Exhibit 99.1

iGATE Reports Steady First Quarter; Profits up 44%

Successful Inaugural iGATE CEO Cup Golf Tournament

Fremont, CA – April 11, 2013

iGATE Corporation (NASDAQ:IGTE), the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider, today announced its financial results for the first quarter ended March 31, 2013.

First Quarter Highlights

•	Revenues for first quarter 2013 increased by 4% to $274.9 million from $263.3 million in the first quarter 2012.

•	Net Income attributable to iGATE Corporation for first quarter 2013 increased by 44% to $34.8 million from $24.1 million in the first quarter 2012.

•	Gross margin was 38.1 % for the first quarter 2013 compared to 40.2 % in the corresponding quarter in 2012.

•	Diluted earnings per share of $0.34 GAAP; $0.51 non-GAAP as compared to $0.22 and $0.38 for the same period in 2012.

•	Added ten new customers during the quarter; six of which are Fortune 1000 companies.

•	The company ended the first quarter 2013 with 28,204 employees.

•	iGATE launched its inaugural iGATE CEO Golf Cup on January 12-13, 2013 in association with Forbes and the NYSE.

Phaneesh Murthy, CEO, iGATE said, “I am pleased to see a steady start to the year. We have made significant investments in sales, marketing and branding in our markets. The pace at which we are adding quality new clients is satisfying.”

Sujit Sircar, CFO, iGATE said, “I am happy to see good earnings growth during the quarter. Our margins were a bit lower as a result of the visa related costs that we partially absorbed in the quarter.”

First Quarter Operating Results

Results for the first quarter on a GAAP and non-GAAP basis are provided in the table below.

	Three months ended 3/31/13	Three months ended 3/31/12	Year over year increase/ (decrease)

Net revenue ($Millions)	274.9	263.3	4%

Operating margin ($Millions)	52.6	48.1	9%

GAAP net income ($Millions)	34.8	24.1	44%

GAAP diluted EPS ($)	0.34	0.22	55%

Adjusted EBITDA ($Millions)	65.5	68.3	(4)%

Non-GAAP net income ($Millions)	39.9	29.0	38%

Non-GAAP diluted EPS ($)	0.51	0.38	34%

New customers and key project wins in the quarter

•

A leading Insurance carrier in the U.S listed in the Fortune 500 category chose iGATE as a third party administrator (TPA) of its claims operations. As part of this integrated technology and operations (iTOPS) deal, iGATE will be responsible for the customer’s entire claims operations, IT applications and infrastructure and provide TPA services on its platform, where the client will pay on a per-policy-per-month model.

•

iGATE has also been engaged by a global financial services provider in Europe to assist it in reducing its operating costs. As part of the engagement, iGATE will focus on simplifying this company’s IT environment by consolidating multiple platforms at a global level and implementing newer technologies designed to reduce IT investments by the client and increase operational efficiency.

•

A renowned luxury apparel and footwear company in North America that designs and sells upscale footwear and accessories internationally engaged iGATE to optimize the company’s worldwide IT landscape. As part of the engagement, iGATE will provide integrated IT and business aligned services using proprietary platforms and cloud based solutions designed to make the IT environment scalable and IT costs variable.

•

iGATE has also been selected by a leading food wholesaler in Europe to assist the company in achieving operational efficiency after a recent acquisition of a retailer. As part of this engagement, iGATE will focus on enterprise systems consolidation that includes separation and migration of several disparate systems into a unified system.

•

A Fortune 500 company in the U.S. providing engineering and construction services for commercial and government clients globally, engaged iGATE to improve the company’s operational efficiency and increase profitability by consolidation of IT applications. As part of the engagement, iGATE will integrate IT services and facilitate upgrading of IT platforms on a global delivery model.

Conference Call and Webcast

The Company has scheduled its Earnings Conference Call on Thursday, April 11, 2013 to discuss the results of its first quarter ended March 31, 2013. Senior management of the Company will discuss the Company’s financial performance for the quarter and answer participants’ questions during the call.

Time	: 08.00-9.00 am Eastern Time / 05.00-06.00 am Pacific Time
Toll Free	: 877-407-8037
Toll	: 201-689-8037
Access Code	: 410960

The call will be webcast live on iGATE’s website (www.igate.com) in the Investor Relations page under the section titled “Events”. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 410960. The telephonic replay will be available until April 18, 2013.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of more than 28,000 employees and consistently delivers effective solutions to over 300 companies including Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “iGATE Computer”) and the previous delisting of iGATE Computer. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important component of compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•

Foreign exchange (gain)/loss: In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of iGATE Computer. During the year 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•

Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, iGATE Computer, from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection with the delisting are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. The Company believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Company’s acquisition of iGATE Computer; and whether iGATE can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the iGATE Computer acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will need to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact

Prabhanjan Deshpande “PD”	Investor Contact
+91 80 4104 5006	Araceli Roiz +1 510 896 3007 araceli.roiz@igate.com
PD@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2013 (unaudited)	December 31, 2012 (audited)

ASSETS
Current assets:
Cash and cash equivalents	$94,846	$95,155
Restricted cash	20	3,072
Short-term investments	500,467	510,816
Accounts receivable, net	148,600	162,335
Unbilled revenues	93,948	72,901
Prepaid expenses and other current assets	39,264	31,710
Prepaid income taxes	8,145	8,541
Deferred tax assets	15,081	14,655
Foreign exchange derivative contracts	4,176	782

Total current assets	$904,547	$899,967

Deposits and other assets	23,290	25,372
Prepaid income taxes	32,267	28,351
Property and equipment, net	170,074	167,252
Leasehold land	87,934	86,933
Deferred tax assets	27,808	30,635
Goodwill	499,631	493,141
Intangible assets, net	143,093	144,428

Total assets	$1,888,644	$1,876,079

LIABILITIES, REDEEMABLE NON CONTROLLING INTEREST, PREFERRED STOCK AND EQUITY

Current liabilities:
Accounts payable	$12,425	$7,799
Line of credit	47,000	77,000
Term loans	70,000	35,000
Accrued payroll and related costs	45,566	54,802
Other accrued liabilities	89,174	79,008
Accrued income taxes	6,971	9,134
Foreign exchange derivative contracts	689	7,516
Deferred revenue	13,383	17,890

Total current liabilities	$285,208	$288,149

Other long-term liabilities	2,838	3,265
Senior notes	770,000	770,000
Term Loans	228,500	263,500
Accrued income taxes	17,273	17,272
Deferred tax liabilities	54,656	55,494

Total liabilities	$1,358,475	$1,397,680

Redeemable non controlling interest	$27,320	$32,422

Series B Preferred stock	$386,089	$378,474

Shareholders’ equity:
Common Stock, par value $0.01 per share	588	585
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	189,424	185,340
Retained earnings	198,020	170,875
Accumulated other comprehensive loss	(256,558)	(274,583)

Total equity	116,760	67,503

Total liabilities, redeemable non controlling interest, preferred stock and equity	$1,888,644	$1,876,079

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended
	March 31,
	2013	2012

Revenues	$274,918	$263,265

Cost of revenues (exclusive of depreciation and amortization)	170,239	157,429

Gross margin	104,679	105,836

Selling, general and administrative expense	42,792	42,421

Depreciation and amortization	9,271	15,285

Income from operations	52,616	48,130

Other income (loss), net	(2,896)	(8,723)

Income before income taxes	49,720	39,407

Income tax expense	14,960	10,863

Net income	34,760	28,544

Noncontrolling interest	—	4,476

Net income attributable to iGATE Corporation	34,760	24,068
Accretion to Preferred Stock	115	94
Preferred dividend	7,500	6,999

Net income attributable to iGATE common shareholders	$27,145	$16,975

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended March 31,
PARTICULARS		2013	2012

Net income attributable to iGATE common shareholders		$27,145	$16,975
Add: Dividends on Series B Preferred Stock		7,500	6,999

		34,645	23,974

Less: Dividends paid on
Series B Preferred Stock	[A]	7,500	6,999

Undistributed Income		$27,145	$16,975

Allocation of Undistributed Income:
Common stock	[B]	20,338	12,917
Unvested restricted stock	[C]	8	43
Series B Preferred Stock	[D]	6,799	4,015

		$27,145	$16,975

Shares outstanding for allocation of undistributed income:
Common stock		57,270	56,924
Unvested restricted stock		23	188
Series B Preferred Stock		19,147	17,692

		76,440	74,804

Weighted average shares outstanding:
Common stock	[E]	57,262	56,813
Unvested restricted stock	[F]	23	193
Participating preferred stock	[G]	19,147	17,692

		76,432	74,698

Weighted average common stock outstanding		57,262	56,813
Dilutive effect of stock options and restricted shares outstanding		1,741	1,671

Dilutive weighted average shares outstanding	[H]	59,003	58,484

Distributed earnings per share:
Participating preferred stock	[I=A/G]	$0.39	$0.40

Undistributed earnings per share:
Common stock	[J=B/E]	$0.36	$0.23
Unvested restricted stock	[K=C/F]	$0.36	$0.23
Participating preferred stock	[L=D/G]	$0.36	$0.23

Basic earnings per share from operations:
Common Stock	[J]	$0.36	$0.23
Unvested restricted stock	[K]	$0.36	$0.23
Participating preferred stock	[I+L]	$0.75	$0.63

Diluted earnings per share from operations	[[B+C]/H]	$0.34	$0.22

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 19.1 million and 17.7 million for the three months ended March 31, 2013 and 2012 respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended March 31,
	2013	2012

Net income	$34,760	$28,544

Adjustments

Depreciation and amortization	9,271	15,285
Interest expenses	22,657	19,123
Income tax expense	14,960	10,863
Other income, net	(17,280)	(7,564)
Foreign exchange loss/(gain)	(2,481)	(2,836)
Stock Based Compensation	3,125	2,812
Delisting expenses	93	2,115
Merger and reorganization expenses	419	—

Adjusted EBITDA (a non-GAAP measure)	$65,524	$68,342

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended March 31,
	2013	2012
GAAP Net income attributable to iGATE common shareholders	$27,145	$16,975

Adjustments
Preferred dividend and accretion to preferred stock	7,615	7,093
Amortization of Intangible assets	2,748	3,111
Stock Based Compensation	3,125	2,812
Delisting expenses	93	2,115
Merger and reorganization expenses	419	—
Forex (gain) / loss on acquisition hedging and remeasurement	401	(980)
Income tax adjustments	(1,681)	(2,126)

Non-GAAP Net income attributable to iGATE common shareholders	$39,865	$29,000

Weighted average shares outstanding, Basic	57,285	57,006
Add back: assumed preferred stock conversion	19,147	17,692

Non-GAAP shares outstanding , Basic	76,432	74,698

Weighted average dilutive common shares outstanding	59,003	58,484
Add back: assumed preferred stock conversion	19,147	17,692

Weighted average dilutive common equivalent shares outstanding	78,150	76,176

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.36	$0.23
Preferred dividend and accretion to preferred stock	0.10	0.09
Amortization of Intangible assets	0.04	0.04
Stock Based Compensation	0.04	0.04
Delisting expenses	0.00	0.03
Merger and reorganization expenses	0.00	0.00
Forex (gain) / loss on acquisition hedging and remeasurement	0.00	(0.01)
Income tax adjustments	(0.02)	(0.03)

Basic EPS (Non-GAAP)	$0.52	$0.39

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$0.34	$0.22
Preferred dividend and accretion to preferred stock	0.10	0.09
Amortization of Intangible assets	0.04	0.04
Stock Based Compensation	0.04	0.04
Delisting expenses	0.00	0.03
Merger and reorganization expenses	0.01	0.00
Forex (gain) / loss on acquisition hedging and remeasurement	0.00	(0.01)
Income tax adjustments	(0.02)	(0.03)

Diluted EPS (Non-GAAP)	$0.51	$0.38

Non-GAAP Disclosure of Adjusted EBITDA

iGATE presents Adjusted EBITDA as a supplemental measure of its performance. iGATE defines Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/ loss, (vi) stock based compensation, (vii) delisting expenses and (viii) merger and reorganization expenses. iGATE eliminated the impact of the above because it does not consider them as indicative of its ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons iGATE considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future iGATE may incur expenses that are the same as or similar to some of the adjustments in this presentation. iGATE’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

iGATE presents Adjusted EBITDA because iGATE believes it assists investors and analysts in comparing iGATE’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of iGATE’s core operating performance. In addition, iGATE uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of its business strategies and (iii) to measure iGATE’s compliance with certain covenants of its credit agreement and indenture.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect iGATE’s cash expenditures or future requirements of cash for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, iGATE’s working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on iGATE’s debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of iGATE’s overall long-term incentive compensation package, although iGATE excludes it as an expense when evaluating its ongoing operating performance for a particular period; and

•

Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters iGATE considers not being indicative of its ongoing operations; and other companies in iGATE’s industry may calculate adjusted EBITDA differently than iGATE does, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. iGATE compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.